UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 15, 2005

Kenexa Corporation

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	000-51358	23-3024013
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 971-9171

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2005, Kenexa Corporation (the “Company”) awarded to Donald F. Volk, the Company’s Chief Financial Officer, a one-time cash bonus of $50,500 and immediately exercisable options to purchase 10,000 shares of common stock, par value $0.01 per share, of the Company pursuant to the Company’s 2005 Equity Incentive Plan at an exercise price of $15.60 per share, the closing price of the Company’s common stock on August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2005	By:	/s/ Nooruddin S. Karsan
	Name:	Nooruddin S. Karsan
	Title:	Chief Executive Officer